Exhibit 10.3
Cisco Systems, Inc.
2009 Deferred Compensation Plan

Effective January 1, 2009

Cisco Systems, Inc.
2009 Deferred Compensation Plan

i

Cisco Systems, Inc.
2009 Deferred Compensation Plan

	5.2	Payment of Termination Benefit	12

	5.3	Payment of Termination Benefit to Former Scientific-Atlanta Participants	13

ARTICLE 6		DISABILITY BENEFIT	13

	6.1	Disability Benefit	13

	6.2	Payment of Disability Benefit	14

	6.3	Payment of Disability Benefit to Former Scientific-Atlanta Participants	14

ARTICLE 7		DEATH BENEFIT	14

	7.1	Death Benefit	14

	7.2	Payment of Death Benefit	14

	7.3	Payment of Death Benefit to Former Scientific-Atlanta Participants	15

ARTICLE 8		BENEFICIARY DESIGNATION	15

	8.1	Beneficiary	15

	8.2	Beneficiary Designation; Change; Spousal Consent	15

	8.3	Acknowledgment	15

	8.4	No Beneficiary Designation	15

	8.5	Doubt as to Beneficiary	15

	8.6	Discharge of Obligations	15

ARTICLE 9		LEAVE OF ABSENCE	16

	9.1	Paid Leave of Absence	16

	9.2	Unpaid Leave of Absence	16

	9.3	Leaves Resulting in Separation From Service	16

ARTICLE 10		TERMINATION OF PLAN, AMENDMENT OR MODIFICATION	16

	10.1	Termination of Plan	16

	10.2	Amendment	16

Cisco Systems, Inc.
2009 Deferred Compensation Plan

	10.3	Effect of Payment	17

ARTICLE 11		ADMINISTRATION	17

	11.1	Duties	17

	11.2	Agents	17

	11.3	Binding Effect of Decisions	17

	11.4	Indemnity of Committee	17

	11.5	Employer Information	17

ARTICLE 12		OTHER BENEFITS AND AGREEMENTS	18

	12.1	Coordination with Other Benefits	18

ARTICLE 13		CLAIMS PROCEDURES	18

	13.1	Presentation of Claim	18

	13.2	Notification of Decision	18

	13.3	Review of a Denied Claim	19

	13.4	Decision on Review	19

	13.5	Legal Action	20

ARTICLE 14		MISCELLANEOUS	20

	14.1	Status of Plan	20

	14.2	Unsecured General Creditor	20

	14.3	Employer’s Liability	20

	14.4	Nonassignability	20

	14.5	Not a Contract of Employment	20

	14.6	Furnishing Information	21

	14.7	Terms	21

	14.8	Captions	21

Cisco Systems, Inc.
2009 Deferred Compensation Plan

14.9	Governing Law	21

14.10	Notice	21

14.11	Successors	21

14.12	Spouse’s Interest	21

14.13	Validity	22

14.14	Incompetent	22

14.15	Court Order	22

14.16	Distribution in the Event of Income Inclusion under Code Section 409A	22

14.17	Deduction Limitation on Benefit Payments	22

Cisco Systems, Inc.
2009 Deferred Compensation Plan

CISCO SYSTEMS, INC.
2009 DEFERRED COMPENSATION PLAN
Effective January 1, 2009

Purpose
The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of Cisco Systems, Inc., a California corporation, and its subsidiaries, if any, that participate in this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. This Plan is intended to comply with all applicable law, including Code Section 409A, and shall be operated and interpreted in accordance with this intention. Effective January 1, 2009, this Plan is hereby amended and restated to reflect the Plan’s merger with the Scientific-Atlanta Executive Deferred Compensation Plan, as amended and restated, effective May 15, 2002 (the “SA Grandfathered Plan”) and the Scientific-Atlanta 2005 Executive Deferred Compensation Plan, as amended and restated, effective January 1, 2008 (the “SA Post-2004 Plan”).
ARTICLE 1
Definitions
For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1
“Account Balance” shall mean, with respect to a Participant, an entry on the records of the Employer equal to the sum of (i) the Deferral Account balance and (ii) the Company Contributions Account balance. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2	“Annual Deferral Amount” shall mean that portion of a Participant’s Base Salary, Bonus and Commissions that a Participant defers in accordance with Article 3 for any one Plan Year.

1.3
“Base Salary” shall mean the annual cash compensation relating to services performed during any calendar year, excluding distributions from nonqualified deferred compensation plans, Bonuses, Commissions, overtime, fringe benefits, stock options and other equity awards, relocation expenses, incentive payments, non-monetary awards, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 132, 402(e)(3), 402(h), or 403(b) pursuant to plans or arrangements established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee. Notwithstanding anything in this Plan to the contrary,

Cisco Systems, Inc.
2009 Deferred Compensation Plan

“Base Salary” shall not include any amount paid pursuant to a disability plan or pursuant to a disability insurance policy.

1.4
“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 8, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.5
“Beneficiary Designation Form” shall mean the form, which may be in electronic format, that a Participant completes to designate one or more Beneficiaries in accordance with such procedures established by the Company.

1.6
“Benefit Distribution Date” shall mean the date that the distribution of all or a portion of a Participant’s vested Account Balance becomes payable under the Plan. A Participant’s Benefit Distribution Date shall be determined based on the event giving rise to the distribution as more fully described in Articles 4 through 7.

1.7	“Board” shall mean the board of directors of the Company.

1.8	“Bonus” shall mean any compensation, earned and payable to a Participant under any incentive pay program other than those programs designated by the Company as ineligible for deferral under the Plan.

1.9	“Claimant” shall have the meaning set forth in Section 13.1.

1.10
“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time. The definition of “Code” shall also include related guidance, rules and regulations issued by the U.S. Department of the Treasury and Internal Revenue Service thereunder.

1.11	“Commissions” shall mean pay other than Base Pay or Bonuses which is designated as commission payments under an Employer’s payroll systems.

1.12	“Committee” shall mean the Compensation and Management Development Committee of the Board.

1.13
“Company” shall mean Cisco Systems, Inc., a California corporation, and any successor to all or substantially all of the Company’s assets or business. With regard to the administration of the Plan, except with respect to those provisions reserved for the Committee, “Company” shall mean the 401(k) Plan Administration Committee (the “401(k) Administration Committee”).

1.14
“Company Contributions Account” shall mean (i) the sum of all of a Participant’s Company Matching Amounts, plus (ii) the sum of all Discretionary Company Contributions, plus (iii) amounts credited or debited to the Participant’s Company Contributions Account in accordance with this Plan, less (iv) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Contributions Account.

1.15	“Company Matching Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.

Cisco Systems, Inc.
2009 Deferred Compensation Plan

1.16	“Death Benefit” shall mean the benefit set forth in Article 7.

1.17
“Deferral Account” shall mean (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) amounts credited or debited to the Participant’s Deferral Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.18	“Disability” or “Disabled” shall have the meaning set forth in Code Section 409A.

1.19	“Disability Benefit” shall mean the benefit set forth in Article 6.

1.20	“Discretionary Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.6.

1.21	"Effective Date" shall mean January 1, 2009.

1.22	“Election Form” shall mean the form, which may be in electronic format, that a Participant completes in accordance with such procedures established by the Company.

1.23	“Employee” shall mean a person who is an employee of any Employer.

1.24
“Employer(s)” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Committee to participate in the Plan and have adopted the Plan as a participating Employer.

1.25
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time. The definition of “ERISA” shall also include related guidance, rules and regulations issued by the U.S. Department of Labor thereunder.

1.26
“401(k) Plan” shall mean, with respect to an Employer, a plan qualified under Code Section 401(a) that contains a cash or deferral arrangement described in Code Section 401(k), adopted by the Employer, as it may be amended from time to time, or any successor thereto.

1.27
“Installment Method” shall be an installment payment over the number of years selected by the Participant in accordance with this Plan. Such amounts shall be paid in quarterly, semi-annual or annual payments (over a period not to exceed ten (10) years). The amount of each installment shall be calculated by dividing the amount then subject to the installment payment by the number of installments then remaining to be made. The amount subject to installment payments that has not yet been paid shall continue to be credited/debited with additional amounts in accordance with Section 3.9. For purposes of this Plan, the right to receive benefit payments in installment payments shall be treated as the entitlement to a single payment.

1.28
“Participant” shall mean any Employee who is on the United States payroll of an Employer and (i) who is selected to participate in the Plan, (ii) who submits an executed Plan Agreement and Election Form, and (iii) whose Plan Agreement has not terminated.

Cisco Systems, Inc.
2009 Deferred Compensation Plan

1.29	“Plan” shall mean the Cisco Systems, Inc. 2009 Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.30
“Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant’s Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.31	“Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.32	“SA Grandfathered Plan” shall mean the Scientific-Atlanta Executive Deferred Compensation Plan, as amended and restated effective May 15, 2002.

1.33	“SA Post-2004 Plan” shall mean the Scientific-Atlanta 2005 Executive Deferred Compensation Plan, as amended and restated effective January 1, 2008.

1.34	“Scheduled Distribution” shall mean the distribution set forth in Section 4.1.

1.35
“Supplement A” shall mean the supplement to this Plan governing the time and form of payments for participants of the SA Post-2004 Plan, with amounts deferred between January 1, 2005 and December 31, 2008.

1.36	“Supplement B” shall mean the supplement to this Plan governing the time and form of payments for participants of the SA Grandfathered Plan, with amounts deferred before January 1, 2005.

1.37	“Termination Benefit” shall mean the benefit set forth in Article 5 which shall be paid following a Participant’s Termination of Employment.

1.38
“Termination of Employment” shall mean the separation from service with all Employers, voluntarily or involuntarily, for any reason other than Disability or death, as determined in accordance with Code Section 409A. For this purpose, the definition of “service recipient” for purposes of determining whether a separation from service has occurred for purposes of Code Section 409A shall be determined by utilizing the twenty percent (20%) tests described in section 1.409A-1(h) of the Code Section 409A regulations to the extent permitted under such regulations.

1.39
“Unforeseeable Emergency” shall mean a severe financial hardship of the Participant or his or her Beneficiary resulting from (i) an illness or accident of the Participant or Beneficiary, the Participant’s or Beneficiary’s spouse, or the Participant’s or Beneficiary’s dependent (as defined in Code Section

Cisco Systems, Inc.
2009 Deferred Compensation Plan

152(a)), (ii) a loss of the Participant’s or Beneficiary’s property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or the Participant’s Beneficiary.
ARTICLE 2
Selection, Enrollment, Eligibility

2.1
Selection by Committee. Participation in the Plan shall be limited to a select group of management or highly compensated Employees. From that group, the Committee shall select, in its sole discretion, those individuals who may actually participate in this Plan.

2.2
Enrollment and Eligibility Requirements; Commencement of Participation. As a condition to participation, each selected Employee who is eligible to participate in the Plan effective as of the first day of a Plan Year shall complete a Plan Agreement and an Election Form, prior to the first day of such Plan Year, or such other earlier deadline as may be established by the Company in its sole discretion. In addition, the Company shall establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

(a)
Each selected Employee who is eligible to participate in the Plan shall commence participation in the Plan on the date that the Employee has met all enrollment requirements set forth in this Plan and required by the Company, including completing all required documents within the specified time period(s).

(b)
A newly hired Employee who is selected to participate in the Plan who first becomes a Participant after the beginning of a Plan Year must complete a Plan Agreement and an Election Form within thirty (30) days after he or she first becomes eligible to participate in the Plan, or within such other earlier deadline as may be established by the Company, in its sole discretion, in order to participate for that Plan Year. In such event, such person’s participation in this Plan shall not commence earlier than the date determined by the Company pursuant to Section 2.2(a) and such person shall not be permitted to defer under this Plan any portion of his or her Base Salary or Commissions that are paid with respect to services performed prior to his or her participation commencement date, except to the extent permissible under Code Section 409A. Except as otherwise permitted by the Company (and in accordance with Code Section 409A), a Participant described in this Section 2.2(b) shall not be permitted to make a deferral election with respect to Bonuses for the first Plan Year in which he or she is eligible to participate. Subject to the requirements of Section 409A of the Code, a newly hired Employee who is in a classification of Employees otherwise eligible to participate in the Plan shall be eligible to participate in the Plan as of the first business day of the month following the month which contains the Employee’s date of hire.

(c)
A newly eligible Employee who is selected to participate in the Plan as a result of a promotion, or other change in employment status resulting in the individual first being eligible to participate in the Plan after the beginning of a Plan Year, must complete a Plan Agreement and an Election Form within thirty (30) days after he or she first becomes eligible to participate in the Plan, or within such other earlier deadline as may be established by the Company, in its sole discretion, in order to participate for that Plan Year. In such event,

Cisco Systems, Inc.
2009 Deferred Compensation Plan

such person’s participation in this Plan shall not commence earlier than the date determined by the Company pursuant to Section 2.2(a) and such person shall not be permitted to defer under this Plan any portion of his or her Base Salary or Commissions that are paid with respect to services performed prior to his or her participation commencement date, except to the extent permissible under Code Section 409A. Except as otherwise permitted by the Company (and in accordance with Code Section 409A), a Participant described in this Section 2.2(c) shall not be permitted to make a deferral election with respect to Bonuses for the first Plan Year in which he or she is eligible to participate. Subject to the requirements of Section 409A of the Code, Employees described in this Section 2.2(c) shall first become eligible to participate in the Plan as of the first business day of the month following the month in which the later of (i) the corporate action occurs which results in the Employee first becoming eligible to participate in the Plan; and (ii) the effective date of the Employee’s promotion or other change in employment status.

(d)	If an Employee fails to meet all requirements contained in this Section 2.2 within the period(s) required, that Employee shall not be eligible to participate in the Plan during such Plan Year.
ARTICLE 3
Deferral Commitments/Company Contribution Amounts/
Company Matching Amounts/ Vesting/Crediting/Taxes

3.1
Annual Deferral Amount. For each Plan Year, a Participant may elect to defer as his or her Annual Deferral Amount, Base Salary, Bonus and/or Commissions pursuant to such rules as may be established by the Company in accordance with Code Section 409A. For the avoidance of doubt, a Participant may not defer his or her severance payments (if any) under the Plan. Such Annual Deferral Amount may be subject to a minimum deferral amount established by the Company.

3.2	Maximum Deferral.

(a)
Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary, Bonus and/or Commissions, pursuant to such rules as may be established by the Company, up to the following maximum percentages for each deferral elected:

Deferral	Maximum Percentage
Base Salary	75%
Bonus	100%
Commissions	100%

(b)
Short Plan Year. Notwithstanding the provisions of paragraph (a) above, if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form, except to the extent permissible under Code Section 409A. Solely to the extent required under Code

Cisco Systems, Inc.
2009 Deferred Compensation Plan

Section 409A, with respect to compensation that is earned based upon a specified performance period, the Participant’s deferral election will apply to the portion of such compensation that is equal to (i) the total amount of compensation for the performance period, multiplied by (ii) a fraction, the numerator of which is the number of days remaining in the performance period after the Participant’s deferral election is made, and the denominator of which is the total number of days in the performance period.

3.3	Election to Defer; Effect of Election Form.

(a)
Initial Plan Year. In connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Company deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed by the Participant, in accordance with Section 2.2 above.

(b)
General Timing Rule for Deferral Elections in Subsequent Plan Years. For each succeeding Plan Year, a Participant may elect to defer Base Salary, Bonus and Commissions, and make such other elections as the Company deems necessary or desirable under the Plan by timely completing a new Election Form, in accordance with the Company’s rules and procedures, before December 31st preceding the Plan Year in which such compensation is earned, or before such other deadline established in accordance with the requirements of Code Section 409A.

Any deferral election(s) made in accordance with this Section 3.3(b) shall be irrevocable; provided, however, that if the Company permits Participants to make deferral elections for “Performance-Based Compensation” (as defined in paragraph (c) below) by the deadline(s) described above, it may, in its sole discretion, and in accordance with Code Section 409A, permit a Participant to subsequently change his or her deferral election for such compensation by submitting an Election Form no later than the deadline established by the Company pursuant to Section 3.3(c) below.

(c)
Performance-Based Compensation. Notwithstanding the provisions of paragraph (a) and (b) above, with respect to Bonus compensation that also qualifies as “Performance-Based Compensation,” the Company may, in its sole discretion, permit an irrevocable deferral election pertaining to such Performance-Based Compensation to be made by timely delivering an Election Form to the Company, in accordance with its rules and procedures, no later than six (6) months before the end of the performance service period and in accordance with Code Section 409A. For this purpose, “Performance-Based Compensation” shall be compensation, the payment or amount of which is contingent on pre-established organizational or individual performance criteria, which satisfies the requirements of Code Section 409A.

(d)
Compensation Subject to Risk of Forfeiture. With respect to compensation (i) to which a Participant has a legally binding right to payment in a subsequent year, and (ii) that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least twelve (12) months from the date the Participant obtains the legally binding right,

Cisco Systems, Inc.
2009 Deferred Compensation Plan

the Company may, in its sole discretion, permit an irrevocable deferral election to be made with respect to such compensation by timely completing an Election Form in accordance with such rules and procedures as the Company may establish no later than the thirtieth (30th) day after the Participant obtains the legally binding right to the compensation, provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse.

3.4
Withholding and Crediting of Annual Deferral Amounts. For each Plan Year, the Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Salary. The Bonus and Commissions portion of the Annual Deferral Amount shall be withheld at the time the Bonus and Commissions would be paid to the Participant, whether or not this occurs during the Plan Year itself. Annual Deferral Amounts shall be credited to a Participant’s Deferral Account.

3.5
Company Matching Amount. A Participant’s Company Matching Amount (if any) for any Plan Year shall be an amount determined by the Committee, in its sole discretion, based on the amount of deferrals to this Plan and credited to a Participant. The amount (if any) credited to a Participant under this Plan for any Plan Year may be smaller or larger than the amount credited to any other Participant.

3.6
Discretionary Company Contribution Amount. A Participant’s Discretionary Company Contribution Amount (if any) for any Plan Year shall be an amount determined by the Committee, in its sole discretion and credited to a Participant. The amount (if any) credited to a Participant under this Plan for any Plan Year may be smaller or larger than the amount credited to any other Participant.

3.7
Crediting of Amounts after Benefit Distribution. Notwithstanding any provision in this Plan to the contrary, should the complete distribution of a Participant’s vested Account Balance occur prior to the date on which any portion of (i) the Annual Deferral Amount that a Participant has elected to defer in accordance with Section 3.3, (ii) the Company Matching Amount (if any) or (iii) the Discretionary Company Contribution Amount (if any), would otherwise be credited to the Participant’s Account Balance, such amounts shall not be credited to the Participant’s Account Balance, but shall be paid to the Participant.

3.8
Vesting. A Participant shall at all times be one hundred percent (100%) vested in his or her Account Balance unless otherwise specified in the Participant’s Plan Agreement, employment agreement or any other agreement entered into between the Participant and his or her Employer, or specified at the time the Committee determines to make a Company Matching Amount or a Discretionary Company Contribution Amount pursuant to Sections 3.5 and 3.6.

3.9
Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Company, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)	Measurement Funds. The Participant may elect one or more of the measurement funds selected by the Company, (the “Measurement Funds”) for the purpose of crediting or debiting

Cisco Systems, Inc.
2009 Deferred Compensation Plan

additional amounts to his or her Account Balance. As necessary, the Company may, in its sole discretion, discontinue, substitute or add a Measurement Fund.

(b)
Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.9(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance. If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall be allocated into the Measurement Fund(s), as determined by the Company, in its sole discretion. The Participant may (but is not required to) elect, by completing an Election Form in accordance with such rules and procedures established by the Company, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Company, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence. Notwithstanding the foregoing, the Company, in its sole discretion, may impose limitations on the frequency with which one or more of the Measurement Funds elected in accordance with this Section may be added or deleted by such Participant; furthermore, the Company, in its sole discretion, may impose limitations on the frequency with which the Participant may change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund.

(c)
Proportionate Allocation. In making any election described in Section 3.9(b) above, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account Balance or Measurement Fund, as applicable, to be allocated/reallocated.

(d)
Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Measurement Funds by the Participant.

(e)
No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company in its own discretion decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only

Cisco Systems, Inc.
2009 Deferred Compensation Plan

and shall not represent any investment made on his or her behalf by the Company; the Participant shall at all times remain an unsecured creditor of the Company.

(f)
Trailing Dividends. In the event that notional dividends are credited after an account has otherwise been fully distributed, if such dividends are attributable to periods on or prior to the valuation date(s) for such distribution (as determined by the Company, in its sole discretion) but are not included in the Participant’s distribution(s), the Participant shall be entitled to receive such dividends and they shall be paid in accordance with the procedures established by the Company no later than the time permitted by Treasury Regulation Section 1.409A-3(d); provided, however, that Participants shall not be entitled to any amounts that cannot be paid in accordance with such procedures by such deadline.

3.10	FICA and Other Taxes.

(a)
Annual Deferrals, Company Matching Amounts and Discretionary Company Contribution Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant or the amount of any Company Matching Amount or Company Discretionary Contribution Amount credited to a Participant’s Company Contributions Account becomes vested, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary, Bonus and/or Commissions, that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount, Company Matching Amount and Discretionary Company Contribution Amount. If necessary, the Participant’s Annual Deferral Amount or the Participant’s Company Contributions Account, as applicable, may be reduced to pay such taxes (and associated income tax withholdings) in accordance with Code Section 409A.

(b)
Distributions. The Participant’s Employer(s) shall withhold from any payments made to a Participant under this Plan (including payments, if any, made pursuant to Section 14.16) all federal, state and local income, employment and other taxes required to be withheld by the Employer(s) in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s).

(c)
Income Inclusion Under Code Section 409A. In the event that any portion of a Participant’s Account is required to be included in income by the Participant prior to receipt of any distribution under this Plan resulting from a violation of the requirements of Code Section 409A, the Participant’s Employer shall withhold from such Participant all federal, state and local income, employment and other taxes required to be withheld by the Employer in connection with such income inclusion in amounts and in a manner determined in the sole discretion of the Employer.

ARTICLE 4
Scheduled Distribution; Unforeseeable Emergencies

4.1	Scheduled Distribution. At the same time that a Participant makes each election to defer an Annual Deferral Amount, the Participant may elect to receive a Scheduled Distribution, in the form of a

Cisco Systems, Inc.
2009 Deferred Compensation Plan

lump sum payment, from the Plan with respect to all or a portion of the Annual Deferral Amount. The Scheduled Distribution shall be a lump sum payment in an amount that is equal to the portion of the Annual Deferral Amount the Participant elected to have distributed as a Scheduled Distribution, plus amounts credited or debited in the manner provided in Section 3.9 above on that amount, calculated as of the date on or around January 1 of the calendar year in which the Scheduled Distribution becomes payable in accordance with the procedures established by the Company. Subject to the other terms and conditions of this Plan, the Benefit Distribution Date for each Scheduled Distribution elected shall be the date in January of the Plan Year designated by the Participant determined in accordance with the procedures established by the Company. The Plan Year designated by the Participant must be at least two (2) Plan Years after the end of the Plan Year to which the Participant’s deferral election described in Section 3.3 relates, unless otherwise provided on an Election Form approved by the Company in its sole discretion. By way of example, if a Scheduled Distribution is elected for Annual Deferral Amounts that are earned in the Plan Year commencing January 1, 2009, the earliest Scheduled Distribution Date that may be designated by a Participant would be in January 2012. In connection with any Company Matching Amount or Discretionary Company Contribution made with respect to any Plan Year, any election made by a Participant pursuant to this Section should also apply to these amounts. Notwithstanding the foregoing sentence, the Company may establish other procedures, consistent with Code Section 409A, for distribution elections pertaining to Company Matching Amounts and Discretionary Company Contribution Amounts.

4.2
Postponing Scheduled Distributions. A Participant may elect to postpone a Scheduled Distribution described in Section 4.1 above, and have such amount paid out on an allowable alternative distribution date designated by the Participant in accordance with this Section 4.2. In order to make this election, the Participant must complete a new Scheduled Distribution Election Form in accordance with such rules and procedures as the Company may establish and in accordance with the following criteria:

(a)	Such Scheduled Distribution Election Form must be completed at least twelve (12) months prior to the Participant’s previously designated Scheduled Distribution Date;

(b)	The new Scheduled Distribution Date selected by the Participant must be at least five years after the previously designated Scheduled Distribution Date; and

(c)	The election of the new Scheduled Distribution Date shall have no effect until at least twelve (12) months after the date on which the election is made.

4.3
Other Benefits Take Precedence Over Scheduled Distributions. Should a Benefit Distribution Date occur that triggers a benefit under Articles 5, 6 or 7, any amount that is subject to a Scheduled Distribution election under Section 4.1 shall not be paid in accordance with Section 4.1, but shall be paid in accordance with the other applicable Article. Notwithstanding the foregoing, this Section 4.3 shall be interpreted in a manner that is consistent with Code Section 409A.

4.4	Scheduled Distributions and Former Scientific-Atlanta Participants. Notwithstanding the foregoing, the time and form of payment of a scheduled distribution to a Participant in the SA

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2009 Deferred Compensation Plan

Post-2004 Plan and/or SA Grandfathered Plan shall be determined in accordance with Supplements A and B, respectively.
4.5    Unforeseeable Emergencies.

(a)	If the Participant experiences an Unforeseeable Emergency, the Participant may petition the Company to receive a partial or full payout from the Plan, subject to the provisions set forth below.

(b)
The payout, if any, from the Plan shall not exceed the lesser of (i) the Participant’s vested Account Balance, calculated as of the close of business on or around the date on which the amount becomes payable, or (ii) the amount necessary to satisfy the Unforeseeable Emergency, plus amounts necessary to pay Federal, state, or local income taxes or penalties reasonably anticipated as a result of the distribution. Notwithstanding the foregoing, a Participant may not receive a payout from the Plan to the extent that the Unforeseeable Emergency would not be consistent with Code Section 409A.

(c)
If a Participant’s petition for payout from the Plan is approved, the Participant’s Benefit Distribution Date shall occur within thirty (30) days after the beginning of the calendar quarter following the date of such approval (or at such later time permitted under Code Section 409A) and the Participant’s deferrals under the Plan shall be terminated as of the date of such approval.

(d)
In addition, a Participant’s deferral elections under this Plan shall be terminated to the extent the Company determines, in its sole discretion, that termination of such Participant’s deferral elections is required pursuant to Treas. Reg. §1.401(k)-1(d)(3) for the Participant to obtain a hardship distribution from an Employer’s 401(k) Plan. If the Company determines, in its sole discretion, that a termination of the Participant’s deferrals is required in accordance with the preceding sentence, the Participant’s deferrals shall be terminated following the date on which such determination is made.

ARTICLE 5
Termination Benefit

5.1
Termination Benefit. A Participant who incurs a Termination of Employment shall receive, as a Termination Benefit of his or her entire vested Account Balance calculated as of the close of business on or around the Participant’s Benefit Distribution Date(s), in accordance with the provisions set forth in Section 5.2.

5.2	Payment of Termination Benefit.

(a)
At the same time that a Participant makes each election to defer an Annual Deferral Amount, the Participant may elect to receive the Termination Benefit in a lump sum or pursuant to an Installment Method of up to ten (10) years. Participant shall elect a Benefit Distribution Date consistent with Section 5.2(b). In connection with any Company Matching Amount or Discretionary Company Contribution made with respect to any Plan Year, any election

Cisco Systems, Inc.
2009 Deferred Compensation Plan

made by a Participant pursuant to this Section 5.2 shall also apply to these amounts. Notwithstanding the foregoing sentence, the Company may establish other procedures, consistent with Code Section 409A, for distribution elections pertaining to Company Matching Amounts and Discretionary Company Contribution Amounts. If a Participant does not make any election with respect to the payment of the Termination Benefit, then such Participant shall be deemed to have elected to receive the Termination Benefit in a lump sum on the Benefit Distribution Date described in Section 5.2(b)(i).

(b)	The following Benefit Distribution Dates may be selected by a Participant at the time he or she makes the Participant’s election described in Section 5.2(a):

(i)	Within thirty (30) days after the beginning of the first calendar quarter that is at least six (6) months after the Participant’s Termination of Employment;

(ii)	Within thirty (30) days after the beginning of the first calendar year that is at least six (6) months after the Participant’s Termination of Employment; or

(iii)	Within thirty (30) days after the beginning of the first calendar quarter elected by the Participant which is between one and five years after the Participant’s Termination of Employment.

(c)
Notwithstanding any other provision to the contrary, if the Participant has not attained age forty (40) with five (5) years of service on the date of his or her Termination of Employment, the Termination Benefit subject to the annual election shall be paid in a single sum on the Benefit Distribution Date elected for such purposes; provided, however, that the Participant may not elect the Benefit Distribution Date described in Section 5.2(b)(iii) for this purpose. For purposes of this Section 5.2(c), “years of service” shall be determined in the same manner as "vesting service" is determined under the Cisco Systems, Inc. 401(k) Plan.

(d)
Notwithstanding anything in this Section 5.2 to the contrary, if the Participant’s vested Account Balance on the date of his or her Termination of Employment is less than $100,000, then the distribution elections described in Sections 5.2(a) through 5.2(c) above shall be disregarded and the Participant’s entire vested Account Balance shall be paid in a lump sum distribution on the Benefit Distribution Date described in Section 5.2(b)(i), above.

5.3
Payment of Termination Benefit to Former Scientific-Atlanta Participants. Notwithstanding the foregoing, the time and form of payment of the termination benefit to a Participant in the SA Post-2004 Plan and/or SA Grandfathered Plan shall be determined in accordance with Supplements A and B, respectively.

ARTICLE 6
Disability Benefit

6.1
Disability Benefit. Upon a Participant’s Disability, the Participant shall receive a Disability Benefit which shall be equal to the Participant’s entire vested Account Balance, calculated as of the Participant’s Benefit Distribution Date.

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2009 Deferred Compensation Plan

6.2	Payment of Disability Benefit.

(a)
A Participant, in connection with his or her commencement of participation in the Plan (or more frequently as the Company may prescribe), shall elect on an Election Form to receive the Disability Benefit in a lump sum or pursuant to an Installment Method of up to ten (10) years in accordance with such rules and procedures as the Company may establish. If a Participant does not make any election with respect to the payment of the Disability Benefit, then such Participant shall be deemed to have elected to receive the Disability Benefit in a lump sum. For this purpose, a Participant’s Benefit Distribution Date shall be within thirty (30) days, after the beginning of the calendar quarter following the Participant’s Disability.

(b)
A Participant may change the form of payment of the Disability Benefit by completing an Election Form in accordance with such rules and procedures established by the Company provided that the election to modify the Disability Benefit shall have no effect until at least twelve (12) months after the date on which the election is made.

All provisions relating to changing the Disability Benefit election under this Section 6.2 shall be interpreted in a manner that is consistent with Code Section 409A.

(c)	The lump sum payment shall be made, or installment payments shall commence on the Participant’s Benefit Distribution Date (or such later time permitted under Code Section 409A).

(d)
Notwithstanding anything in this Article to the contrary, if a Participant's vested Account Balance is less than $100,000 on the date the Participant is determined to be Disabled, then the Participant shall receive payment of his or her entire vested Account Balance within thirty (30) days after the beginning of the calendar quarter following the Participant’s Disability.

6.3
Payment of Disability Benefit to Former Scientific-Atlanta Participants. Notwithstanding the foregoing, the time and form of payment of the disability benefit to a Participant in the SA Post-2004 Plan and/or SA Grandfathered Plan shall be determined in accordance with Supplements A and B, respectively.

ARTICLE 7
Death Benefit

7.1
Death Benefit. The Participant’s Beneficiary(ies) shall receive a Death Benefit upon the Participant’s death which will be equal to the Participant’s entire vested Account Balance, calculated as of the close of business as of the Participant’s Benefit Distribution Date, which, for this purpose, shall be within thirty (30) days following the beginning of the second calendar quarter following the Participant’s death.

7.2
Payment of Death Benefit. The Death Benefit shall be paid to the Participant’s Beneficiary(ies) in a lump sum payment on the Participant’s Benefit Distribution Date (or such later time permitted under Code Section 409A).

Cisco Systems, Inc.
2009 Deferred Compensation Plan

7.3
Payment of Death Benefit to Former Scientific-Atlanta Participants. Notwithstanding the foregoing, the time and form of payment of the death benefit to a Participant in the SA Post-2004 Plan and/or SA Grandfathered Plan shall be determined in accordance with Supplements A and B, respectively.

ARTICLE 8
Beneficiary Designation

8.1
Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant under such rules as shall be established by the Company. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

8.2
Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing the Beneficiary Designation Form, and returning it to the Company or its designated agent in accordance with such rules and procedures established by the Company. A Participant shall have the right to change a Beneficiary by completing and otherwise complying with the terms of the Beneficiary Designation Form and the Company’s rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, the Company may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Company, executed by such Participant’s spouse and returned to the Company or its designated agent. Upon the proper completion of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled and the Company shall be entitled to rely on the last Beneficiary Designation Form completed by the Participant in accordance with the applicable rules and procedures adopted with respect to the filing of such forms prior to his or her death.

8.3
Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until completed and submitted in accordance with the rules and procedures established by the Company for this purpose.

8.4
No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 8.1, 8.2 and 8.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

8.5
Doubt as to Beneficiary. If there is any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

8.6	Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Company from all further obligations under this Plan

Cisco Systems, Inc.
2009 Deferred Compensation Plan

with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.
ARTICLE 9
Leave of Absence

9.1
Paid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take a paid leave of absence from the employment of the Employer, and such leave of absence does not constitute a separation from service in accordance with Code Section 409A, (i) the Participant shall continue to be considered eligible for the benefits provided in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles, and (ii) the Annual Deferral Amount shall continue to be withheld from his or her Base Salary, Bonuses and Commissions during such paid leave of absence in accordance with Section 3.3.

9.2
Unpaid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take an unpaid leave of absence from the employment of the Employer for any reason, and such leave of absence does not constitute a separation from service in accordance with Code Section 409A, such Participant shall continue to be eligible for the benefits provided in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. The Participant shall continue his or her deferrals with respect to amounts earned prior to the commencement of the unpaid leave of absence. When the Participant returns to employment, the Participant’s deferrals with respect to amounts earned after his or her return to active employment shall continue in accordance with the applicable election(s) submitted for that Plan Year.  In addition, Participants who are on an unpaid leave may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan, provided such deferral elections are otherwise allowed and an Election Form is completed in accordance with the rules and procedures established for each such election in accordance with Article 3 above.

9.3
Leaves Resulting in Separation From Service. In the event that a Participant’s leave of absence from his or her Employer constitutes a separation from service in accordance with Code Section 409A, the Participant’s vested Account Balance shall be distributed to the Participant in accordance with Article 5 or 6 of this Plan, as applicable.

ARTICLE 10
Termination of Plan, Amendment or Modification

10.1
Termination of Plan. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate its participation in the Plan at any time in the future. Accordingly, each Employer reserves the right to terminate its participation in the Plan. In addition, the Committee retains the right to terminate the Plan at any time. In the event of the termination of an Employer’s participation in the Plan (or the Committee’s termination of the Plan as a whole), the termination shall occur in a manner consistent with the requirements of Code Section 409A.

10.2	Amendment. The Committee may, at any time, amend or modify the Plan in whole or in part.

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2009 Deferred Compensation Plan

10.3
Effect of Payment. The full payment of the Participant’s vested Account Balance under the Plan shall fully and completely discharge all Employers and the Company from all further obligations under this Plan with respect to the Participant and his or her Beneficiaries, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 11
Administration

11.1
Duties. The 401(k) Administration Committee and the Committee, as applicable, shall have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, and (ii) decide or resolve any and all questions, including benefit entitlement determinations (including but not limited to the 401(k) Administrative Committee’s authority to determine whether a Participant qualifies for a distribution on account of Disability or an Unforeseeable Emergency) and interpretations of this Plan, as may arise in connection with the Plan. When making a determination or calculation, the 401(k) Administration Committee and the Committee shall be entitled to rely on information furnished by a Participant or the Company. The 401(k) Administration Committee and the Committee may delegate some or all of its powers and authority under this Plan.

11.2
Agents. In the administration of this Plan, the 401(k) Administration Committee and the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel.

11.3
Binding Effect of Decisions. The decision or action of the 401(k) Administration Committee and the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

11.4
Indemnity of Committee. To the maximum extent permitted by applicable law, each member of the 401(k) Administration Committee, the Committee, and the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

11.5	Employer Information. To enable the 401(k) Administration Committee and the Committee to perform their functions, the Company and each Employer shall supply full and timely information

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2009 Deferred Compensation Plan

on all matters relating to the Plan, the Participants and their Beneficiaries, the Account Balances of the Participants, the compensation of its Participants, the date and circumstances of the Disability, death or Termination of Employment of its Participants, and such other pertinent information as may be reasonably required.
ARTICLE 12
Other Benefits and Agreements

12.1
Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 13
Claims Procedures

13.1
Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Company a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

13.2
Notification of Decision. The Company shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Company expects to render the benefit determination. The Company shall notify the Claimant in writing:

(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)
that the Company has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

Cisco Systems, Inc.
2009 Deferred Compensation Plan

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	an explanation of the claim review procedure set forth in Section 13.3 below; and

(v)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

13.3
Review of a Denied Claim. On or before sixty (60) days after receiving a notice from the Company that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):

(a)
may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claim for benefits;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Company, in its sole discretion, may grant.

13.4
Decision on Review. The Company shall render its decision on review promptly, and no later than sixty (60) days after the Company receives the Claimant’s written request for a review of the denial of the claim. If the Company determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Company expects to render the benefit determination. In rendering its decision, the Company shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)
a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

Cisco Systems, Inc.
2009 Deferred Compensation Plan

13.5
Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 13 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 14
Miscellaneous

14.1
Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted (i) in a manner consistent with that intent, and (ii) in accordance with Code Section 409A.

14.2
Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

14.3
Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

14.4
Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise. Notwithstanding anything in this Plan to the contrary, the Company may establish procedures for the payment of all or a portion of a Participant’s Account balance pursuant to a domestic relations order which would otherwise qualify a “qualified domestic relations order” under Code Section 414(p) if this Plan were qualified under Code Section 401(a).

14.5
Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be “at-will”, meaning that it is not for any specified period of time and can be terminated by the Participant or his or her Employer at any time, with or without advance notice, and for any or no particular reason or cause. Nothing in this Plan shall be deemed to give

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2009 Deferred Compensation Plan

a Participant the right to be retained in the service of any Employer or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

14.6
Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Company, Employer and/or Committee (as applicable) by furnishing any and all information requested, and take such other actions as may be requested, in order to facilitate the administration of the Plan and the payments of benefits hereunder.

14.7
Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

14.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

14.9
Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of California without regard to its conflicts of laws principles.

14.10
Notice. Any notice or filing required or permitted under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail or overnight delivery service, to the address below:

Cisco Systems, Inc.
Attn:    Cisco Systems, Inc. 2009 Deferred Compensation
    Plan Administrator
170 West Tasman Drive
San Jose, CA 95134
Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, or overnight delivery service as of the date shown on the postmark on the receipt for registration or certification.
Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail or overnight delivery service, to the last known address of the Participant.

14.11
Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

14.12
Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

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2009 Deferred Compensation Plan

14.13
Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

14.14
Incompetent. If the Company determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Company may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

14.15
Court Order. The Company is authorized to comply with any court order in any action in which the Plan or the Company has been named as a party, including any action involving a determination of the rights or interests in a Participant’s benefits under the Plan as set forth in such procedures as the Company may establish pursuant to Section 14.4. Notwithstanding the foregoing, the Company shall interpret this provision in a manner that is consistent with Code Section 409A and other applicable tax law.

14.16
Distribution in the Event of Income Inclusion under Code Section 409A. If any portion of a Participant’s Account Balance under this Plan is required to be included in income by the Participant prior to receipt due to a violation of the requirements of Code Section 409A, the Participant may petition the Company, as applicable, for a distribution of that portion of his or her Account Balance that is required to be included in his or her income. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Participant’s Employer shall distribute to the Participant immediately available funds in an amount equal to the portion of his or her Account Balance required to be included in income as a result of the failure of the Plan to meet the requirements of Code Section 409A, which amount shall not exceed the Participant’s unpaid vested Account Balance under the Plan. Such a distribution shall affect and reduce the Participant’s benefits to be paid under this Plan.

14.17
Deduction Limitation on Benefit Payments. If an Employer reasonably anticipates that the Employer’s deduction with respect to any distribution from this Plan would be limited or eliminated by application of Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution from this Plan is deductible, the Employer may delay payment of any amount that would otherwise be distributed from this Plan. Any amounts for which distribution is delayed pursuant to this Section 14.17 shall continue to be credited/debited with additional amounts in accordance with Section 3.9 above. The delayed amounts (and any amounts credited thereon) shall be distributed to the Participant (or his or her Beneficiary in the event of the Participant’s death) at the earliest date the Employer reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code Section 162(m).

IN WITNESS WHEREOF, the Company has adopted this Plan document effective as of January 1, 2009 and amended and restated March 12, 2009, June 26, 2009 and September 24, 2012.

Cisco Systems, Inc.
2009 Deferred Compensation Plan

SUPPLEMENT A TO
CISCO SYSTEMS, INC.
2009 DEFERRED COMPENSATION PLAN
(Effective January 1, 2009)

Special provisions applicable to participants of the Scientific-Atlanta 2005 Executive Deferred Compensation Plan, as amended and restated effective January 1, 2008 (the “SA Post-2004 Plan”), with amounts deferred between January 1, 2005 and December 31, 2008.

Cisco Systems, Inc.
2009 Deferred Compensation Plan

SUPPLEMENT A TO CISCO SYSTEMS, INC.
2009 DEFERRED COMPENSATION PLAN
Effective January 1, 2009

Purpose

The SA Post-2004 Plan merged with the Cisco Systems, Inc. Deferred Compensation Plan, effective January 1, 2009 (collectively the “Plan”). Except as otherwise specifically provided in this Supplement A, the rights and obligations of participants of the SA Post-2004 Plan, with amounts deferred between January 1, 2005 and December 31, 2008 (the “SA Post-2004 Plan Participants”), will be determined in accordance with the Plan. This Supplement A is a part of the Plan and shall be administered in accordance with the provisions thereof.

ARTICLE-1
Definitions

For purposes of this Supplement A, the following special definitions shall apply. Section numbers shall refer exclusively to this Supplement A absent a specific statement to the contrary:

1.1	“Deferral Account” shall mean an account maintained by the Employer for each deferral election made by a SA Post-2004 Plan Participant under the SA Post-2004 Plan.

1.2
“Deferred Benefit Commencement Date” shall mean the date designated by a SA Post-2004 Plan Participant with respect to each deferral election as the date on which the payment of the Deferred Benefits that accumulate as a result of such election are to begin.

1.3
“Deferred Benefits” shall mean the amounts payable pursuant to the SA Post-2004 Plan to a SA Post-2004 Plan Participant, or to his or her Beneficiary or estate, following the SA Post-2004 Plan Participant’s Separation from Service, the Deferred Benefit Commencement Date, Disability, or death.

1.4	“Employer” shall mean Scientific-Atlanta, Inc. or any of its majority owned subsidiaries and their successors.

1.5	“Separation from Service” shall have the meaning provided under Section 409A of the Internal Revenue Code, as amended, and the regulations promulgated thereunder (“Section 409A”).

Cisco Systems, Inc.
2009 Deferred Compensation Plan

ARTICLE-2
Deferred Benefit Commencement Date

2.1
Deferred Benefit Commencement Date. Except as otherwise provided in this Article and in Article 3 hereof, payment of the Deferred Benefits shall commence on one of the following permissible Deferred Benefit Commencement Dates, as elected by the SA Post-2004 Plan Participant pursuant to the terms of the SA Post-2004 Plan: (i) a set date which is no earlier than July 1 following the end of the Plan Year in which the election amount is deferred; (ii) the SA Post-2004 Plan Participant’s Separation from Service date, or (iii) a date which is either the fifth (5th) or tenth (10th) anniversary of the SA Post-2004 Plan Participant’s Separation from Service. The term “Retirement” used as a designation on any Election Form for a Deferred Benefit Commencement Date shall mean the SA Post-2004 Plan Participant’s Separation from Service date.

2.2
Method of Payment. Except as otherwise provided in Article 3 hereof, payment of the Deferred Benefits shall be in the form of cash, pursuant to one of the following methods, as elected by the SA Post-2004 Plan Participant:

(a)	A single lump sum payment of the entire balance of the respective Deferral Account, determined as of the Deferred Benefit Commencement Date and payable within sixty (60) days; or

(b)	Annual, semi-annual or quarterly installments payable over a five (5), ten (10) or fifteen (15) year period, and commencing on the respective Deferred Benefit Commencement Date.

If the SA Post-2004 Plan Participant has elected to receive such Deferred Benefits in installments, the amount payable in the first year of such installments shall be an amount that will fully amortize the balance in the SA Post-2004 Plan Participant’s Deferral Account determined as of the Deferred Benefit Commencement Date over the five (5), ten (10), or fifteen (15) year period. Thereafter, the amount payable in each succeeding year shall be adjusted to an amount that will fully amortize the remaining balance in such Deferral Account over the remaining years in the aforesaid five (5), ten (10), or fifteen (15) year installment period.

2.3
Postponing Distribution. If the Deferred Benefit Commencement Date selected by the SA Post-2004 Plan Participant is a set date which is no earlier than July 1 following the end of the Plan Year in which the Election Amount is deferred, then the SA Post-2004 Plan Participant may elect to postpone such distribution and have such amount paid out on an allowable alternative Deferred Benefit Commencement Date designated by the SA Post-2004 Plan Participant in accordance with this Section 2.3. In order to make this election, the SA Post-2004 Plan Participant must complete a new Election Form in accordance with such rules and procedures as the Company may establish and in accordance with the following criteria:

(a)	Such Election Form must be completed at least twelve (12) months prior to the SA Post-2004 Plan Participant’s previously designated Deferred Benefit Commencement Date;

Cisco Systems, Inc.
2009 Deferred Compensation Plan

(b)	The new Deferred Benefit Commencement Date selected by the SA Post-2004 Plan Participant must be at least five (5) years after the previously designated Deferred Benefit Commencement Date; and

(c)	The election of the new Deferred Benefit Commencement Date shall have no effect until at least twelve (12) months after the date on which the election is made.

ARTICLE-3
Payment of Deferred Benefits

3.1	Separation from Service. Deferred Benefits shall be paid to a SA Post-2004 Plan Participant upon his or her Separation from Service, as follows:

(a)
Without exception, if a SA Post-2004 Plan Participant incurs a Separation from Service prior to attaining age fifty-five (55), then the balance of his or her Deferral Account shall be determined on a date that is six (6) months after his or her Separation from Service and paid in a lump sum within thirty (30) days of such date.

(b)
If a SA Post-2004 Plan Participant incurs a Separation from Service after attaining age fifty-five (55) or older, then the balance of his or her Deferral Account shall be determined on the applicable Deferred Benefit Commencement Date elected by the SA Post-2004 Plan Participant (except that benefits paid in accordance with Section 2.1(ii) shall be determined on a date that is six (6) months after the SA Post-2004 Plan Participant's Separation from Service). Such benefits shall paid or commence to be paid, as applicable, within thirty (30) days of such date, in accordance with the instructions regarding the form of payment in the applicable Election Form.

3.2    Disability.

(a)
Upon the determination of a SA Post-2004 Plan Participant’s Disability, no further deferrals will be made to the Deferral Account and the Company shall pay the SA Post-2004 Plan Participant the balance in each of the SA Post-2004 Plan Participant’s Deferral Accounts in the manner specified by the SA Post-2004 Plan Participant in his or her Election Form to apply in the event of his or her Disability, or if no such specification is made, on the Deferred Benefit Commencement Date that applies to such Deferral Account pursuant to the method requested by the SA Post-2004 Plan Participant in his or her Election Form.

(b)
A SA Post-2004 Plan Participant may change the form of payment of the Disability benefit by completing an Election Form in accordance with such rules and procedures established by the Company provided that the election to modify the Disability benefit shall have no effect until at least twelve (12) months after the date on which the election is made.

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2009 Deferred Compensation Plan

(c)	Sections 6.1 and 6.2 of Article 6 of the Plan will not govern a SA Post-2004 Plan Participant’s Disability benefits.

3.3	Death. Deferred Benefits shall be paid upon the death of a SA Post-2004 Plan Participant, as follows:

(a)
Upon the death of a SA Post-2004 Plan Participant, the Company shall pay the amounts in each of the SA Post-2004 Plan Participant’s Deferral Accounts to the Beneficiary designated by the SA Post-2004 Plan Participant with respect to each Compensation Deferral Election in each of his or her respective Election Forms, or, if the SA Post-2004 Plan Participant fails to so designate a Beneficiary, to his or her surviving spouse. If the SA Post-2004 Plan Participant has no surviving spouse, then the benefits shall be payable to the executor or personal representative of the SA Post-2005 Plan Participant’s estate.

(b)
If the SA Post-2004 Plan Participant’s Separation from Service is due to death, the Company shall pay to each respective Beneficiary or to the SA Post-2004 Plan Participant’s estate, as the case may be, the amounts in each of the SA Post-2004 Plan Participant’s respective Deferral Accounts, in the same manner as for a SA Post-2004 Plan Participant who has incurred a Separation from Service, as set forth in Section 3.1(a).

(c)
If the SA Post-2004 Plan Participant dies following his or her Separation from Service date but prior to his or her receiving the full payment of all Deferred Benefits payable to him or her, the respective Beneficiaries or the SA Post-2004 Plan Participant’s estate, as the case may be, shall receive a distribution of the SA Post-2004 Plan Participant’s Deferred Benefits in the same manner as it otherwise would have paid to the SA Post-2004 Plan Participant as if the SA Post-2004 Plan Participant had not died, unless the SA Post-2004 Plan Participant has specified in his or her Election Form a different manner of payment to a Beneficiary.

(d)
If a Beneficiary who is receiving Deferred Benefits pursuant to the SA Post-2004 Plan dies, the remainder of the Deferred Benefits to which such Beneficiary was entitled at the time of his or her death shall continue to be payable to the beneficiary or beneficiaries designated by such Beneficiary in writing to the Company (or to the Beneficiary’s estate or heirs if he or she fails to designate a beneficiary or beneficiaries).

Cisco Systems, Inc.
2009 Deferred Compensation Plan

SUPPLEMENT B TO
CISCO SYSTEMS, INC.
2009 DEFERRED COMPENSATION PLAN
(Effective January 1, 2009)

Special provisions applicable to participants of the Scientific-Atlanta Executive Deferred Compensation Plan, as amended and restated effective May 15, 2002 (the “SA Grandfathered Plan”), with amounts deferred prior to January 1, 2005.

Cisco Systems, Inc.
2009 Deferred Compensation Plan

SUPPLEMENT B TO CISCO SYSTEMS, INC.
2009 DEFERRED COMPENSATION PLAN
Effective January 1, 2009

Purpose

The SA Grandfathered Plan merged with the Cisco Systems, Inc. Deferred Compensation Plan, effective January 1, 2009. Except as otherwise specifically provided in this Supplement B, the rights and obligations of participants of the SA Grandfathered Plan, with amounts deferred prior to January 1, 2005 (the “SA Grandfathered Plan Participants”), will be determined in accordance with the Plan. This Supplement B is a part of the Plan and shall be administered in accordance with the provisions thereof.

ARTICLE-1
Definitions

For purposes of this Supplement B, the following special definitions shall apply. Section numbers shall refer exclusively to this Supplement B absent a specific statement to the contrary:

1.1	“Deferral Account” shall mean an account maintained by the Employer for each deferral election made by a SA Grandfathered Plan Participant under the SA Grandfathered Plan.

1.2
“Deferred Benefit Commencement Date” shall mean the date irrevocably designated by a SA Grandfathered Plan Participant with respect to each deferral election as the date on which the payment of the Deferred Benefits that accumulate as a result of such election are to begin.

1.3
“Deferred Benefits” shall mean the amounts payable pursuant to the SA Grandfathered Plan to a SA Grandfathered Plan Participant, or to his or her Beneficiary or estate, following the SA Grandfathered Plan Participant’s termination of employment, the Deferred Benefit Commencement Date, Total Disability, or death.

1.4	“Employer” shall mean Scientific-Atlanta, Inc. or any of its majority owned subsidiaries and their successors.

1.5
“Total Disability” shall mean a physical or mental condition which is expected to be totally and permanently disabling as determined in accordance with the terms and conditions of the long-term disability insurance plan currently or most recently maintained by the Employer for the benefit of the SA Grandfathered Plan Participant claiming to be totally disabled.

Cisco Systems, Inc.
2009 Deferred Compensation Plan

ARTICLE-2
Deferred Benefit Commencement Date

2.1
Deferred Benefit Commencement Date. Except as otherwise provided in this Article and in Article 3 hereof, payment of the Deferred Benefits (except for amounts held in the Insurance Fund, defined below) shall commence on one of the following permissible Deferred Benefit Commencement Dates, as elected by the SA Grandfathered Plan Participant pursuant to the terms of the SA Grandfathered Plan: (i) a set date which is no earlier than July 1 following the end of the Plan Year in which the election amount is deferred; (ii) the SA Grandfathered Plan Participant’s termination of employment date, or (iii) a date which is either the fifth (5th) or tenth (10th) anniversary of the SA Grandfathered Plan Participant’s termination of employment. The term “Retirement” used as a designation on any Election Form for a Deferred Benefit Commencement Date shall mean the SA Grandfathered Plan Participant’s termination of employment date.

2.2
Method of Payment. Except as otherwise provided in Article 3 hereof, payment of the Deferred Benefits (other than benefits held in the Insurance Fund, defined below) shall be in the form of cash, pursuant to one of the following methods, as elected by the SA Grandfathered Plan Participant:

(a)
A single lump sum payment of the entire balance of the respective Deferral Account, determined as of the Deferred Benefit Commencement Date and payable as soon as administratively practicable thereafter; or

(b)	Annual, semi-annual or quarterly installments payable over a five (5), ten (10) or fifteen (15) year period, and commencing on the respective Deferred Benefit Commencement Date.

If the SA Grandfathered Plan Participant has elected to receive such Deferred Benefits in installments, the amount payable in the first year of such installments shall be an amount that will fully amortize the balance in the SA Grandfathered Plan Participant’s Deferral Account determined as of the Deferred Benefit Commencement Date over the five (5), ten (10), or fifteen (15) year period. Thereafter, the amount payable in each succeeding year shall be adjusted to an amount that will fully amortize the remaining balance in such Deferral Account over the remaining years in the aforesaid five (5), ten (10), or fifteen (15) year installment period.

2.3
Postponing Distribution. A SA Grandfathered Plan Participant may revise or change any election or instruction relating to the Deferred Benefits contained in any Election Form, other than the election amount, by submitting to the Company a revised Election Form at least ninety (90) days prior to the effective date of such revision or change; provided, however, that the SA Grandfathered Plan Participant cannot change the deferral or payment period with respect to a particular election if payouts have commenced under such election.

2.4
Insurance Fund Payments. Proceeds of life insurance purchased with amounts credited to an Insurance Fund shall be payable as provided in the respective policy or policies and the applicable insurance proceeds payment agreement. The Insurance Fund is the fund available to eligible SA Grandfathered Plan Participants for use in purchasing life insurance. Amounts credited to an

Cisco Systems, Inc.
2009 Deferred Compensation Plan

Insurance Fund shall be used to pay premiums on life insurance insuring the life of the SA Grandfathered Plan Participant, or, at the SA Grandfathered Plan Participant’s election, the lives of the SA Grandfathered Plan Participant and his or her spouse on a joint and survivor basis, pursuant to such policies of insurance, and with such insurers, as the Company may determine from time to time. The Company shall be the owner of such insurance policy or policies.

ARTICLE-3
Payment of Deferred Benefits

3.1
Termination of Employment. Except as provided in Article 2, and for amounts deferred into an Insurance Fund, Deferred Benefits shall be paid to a SA Grandfathered Plan Participant upon his or her termination of employment, as follows:

(a)
Upon the involuntary termination of a SA Grandfathered Plan Participant’s employment, the amount in each Deferral Account shall be payable to the SA Grandfathered Plan Participant either (i) in the manner specified by the SA Grandfathered Plan Participant in his or her Election Form to apply in the event of his or her involuntary termination of employment; or (ii) if no such specification is made, on the Deferred Benefit Commencement Date that applies to such Deferral Account, pursuant to the method requested by the SA Grandfathered Plan Participant in his or her Election Form.

(b)	Without exception, upon the voluntary termination of a SA Grandfathered Plan Participant’s employment prior to attaining fifty-five (55) years of age:

(i)
the amounts in each of the SA Grandfathered Plan Participant’s Deferral Accounts shall cease to earn interest and the balance of each Deferral Account shall be determined as of the nearest pay date following the SA Grandfathered Plan Participant’s termination of employment date; and

(ii)
the Company shall pay the SA Grandfathered Plan Participant the balance of each such Deferral Account not according to the SA Grandfathered Plan Participant’s elections as specified in his or her Election Forms but in a lump sum, to be paid within sixty (60) days of the SA Grandfathered Plan Participant’s voluntary termination of employment.

(c)
Upon the voluntary termination of a SA Grandfathered Plan Participant’s employment after attaining age fifty-five (55) or older, the Company will pay out to such SA Grandfathered Plan Participant all amounts in his or her Deferral Account in accordance with the instructions in the applicable Election Form.

3.2    Total Disability.

(a)	Upon the determination of a SA Grandfathered Plan Participant’s Total Disability, the Company shall pay the SA Grandfathered Plan Participant the balance in each of the SA

Cisco Systems, Inc.
2009 Deferred Compensation Plan

Grandfathered Plan Participant’s Deferral Accounts (except for amounts deferred into an Insurance Fund) as if the SA Grandfathered Plan Participant had been terminated involuntarily, as set forth in Section 3.1(a), unless the SA Grandfathered Plan Participant has specified in his or her Election Form a different manner of payment.

(b)	A SA Grandfathered Plan Participant may change the form of payment of the Total Disability benefit by completing an Election Form in accordance with Section 2.3, above.

(c)	Sections 6.1 and 6.2 of Article 6 of the Plan will not govern a SA Grandfathered Plan Participant’s Total Disability benefits.

3.3	Death. Deferred Benefits shall be paid upon the death of a SA Grandfathered Plan Participant (expect for amounts deferred into an Insurance Fund), as follows:

(a)
Upon the death of a SA Grandfathered Plan Participant, the Company shall pay the amounts in each of the SA Grandfathered Plan Participant’s Deferral Accounts to the Beneficiary designated by the SA Grandfathered Plan Participant with respect to each deferral election in each of his or her respective Election Forms, or, if the SA Grandfathered Plan Participant fails to so designate a Beneficiary, to his or her surviving spouse. If the SA Grandfathered Plan Participant has no surviving spouse, then the benefits shall be payable to the executor or personal representative of the SA Grandfathered Plan Participant’s estate.

(b)
If the SA Grandfathered Plan Participant dies prior to his or her termination of employment date, the Company shall pay to each respective Beneficiary, or to the SA Grandfathered Plan Participant’s estate, as the case may be, the amounts in each of the SA Grandfathered Plan Participant’s respective Deferral Accounts, in the same manner as for the SA Grandfathered Plan Participant who has been terminated involuntarily, as set forth in Section 3.1(a).

(c)
If the SA Grandfathered Plan Participant dies following his or her termination of employment date but prior to his or her receiving the full payment of all Deferred Benefits payable to him or her, the Company shall pay to each of the respective Beneficiaries or to the SA Grandfathered Plan Participant’s estate, as the case may be, the same Deferred Benefit in the same manner as it otherwise would have paid to the SA Grandfathered Plan Participant as if the SA Grandfathered Plan Participant had not died, unless the SA Grandfathered Plan Participant has specified in his or her Election Form a different manner of payment to a Beneficiary.

(d)
Notwithstanding the other provisions of this section, a Beneficiary may request a different payment schedule than what has been elected by the SA Grandfathered Plan Participant, if such change does not further defer the scheduled payout, by submitting a request in writing to the Company. The granting of any such request shall be within the discretion of the Company.

(e)	If a Beneficiary who is receiving Deferred Benefits pursuant to the SA Grandfathered Plan dies, the remainder of the Deferred Benefits to which such Beneficiary was entitled at the

Cisco Systems, Inc.
2009 Deferred Compensation Plan

time of his or her death shall continue to be payable to the beneficiary or beneficiaries designated by such Beneficiary in writing to the Company (or to the Beneficiary’s estate or heirs if he or she fails to designate a beneficiary or beneficiaries).

ARTICLE-4
Investment Options

4.1	Investment Options.

(a)
Effective January 1, 2009, a SA Grandfathered Plan Participant may select one or more investment options made available by the Company from time to time for his or her Deferral Account. Any investment option selection must specify the percentage of the amount specified in the deferral election to be invested in each investment option in one percent (1%) increments.

(b)
Any investment option selection made by a SA Grandfathered Plan Participant for the investment of his Account shall be made in accordance with this section. The SA Grandfathered Plan Participant shall make the initial investment option selection on a form provided by the Company. Thereafter the SA Grandfathered Plan Participant may modify his or her initial investment option selections for past amounts deferred and/or for future deferrals in the manner established by the Company. A SA Grandfathered Plan Participant may modify his or her investment option selections in accordance with procedures established from time to time by the Company. Any modifications made in accordance with such procedures shall be implemented as soon as administratively practicable following the completion of the applicable procedures. An investment option selection for a deferral election shall remain in effect until superseded by a subsequent investment option selection modification, or until the complete distribution of the SA Grandfathered Plan Participant’s Deferred Benefits related to that deferral election.

(c)
If a SA Grandfathered Plan Participant fails to submit an investment option selection for a deferral Election, or if a SA Grandfathered Plan Participant’s investment option selection does not equal one hundred percent (100%), the portion of the SA Grandfathered Plan Participant’s deferral Election that is not subject to an investment option selection shall be invested in the Measurement Fund selected by the Company for this purpose.

ARTICLE-5
Hardship Withdrawals

5.1
Hardship Withdrawals. A SA Grandfathered Plan Participant may request a Hardship Withdrawal of all or a portion of his or her Deferred Benefits (excluding amounts deferred into a Insurance Fund) before the Deferred Benefit Commencement Date, as follows:

(a)	The request for withdrawal must be to meet an “unforeseeable emergency.”

Cisco Systems, Inc.
2009 Deferred Compensation Plan

(b)
For purposes of this Article V, an unforeseeable emergency is a severe financial hardship to the SA Grandfathered Plan Participant resulting from a sudden and unexpected illness or accident of the SA Grandfathered Plan Participant or a dependent of the SA Grandfathered Plan Participant, loss of the SA Grandfathered Plan Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the SA Grandfathered Plan Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, a hardship withdrawal may not be made to the extent that such hardship is or may be relieved:

(i)	Through reimbursement or compensation by insurance or otherwise, or

(ii)	By liquidation of the SA Grandfathered Plan Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

(c)
The request for a Hardship Withdrawal must be made in writing to the Company and shall state the amount requested, the unforeseeable emergency to which the amount will be applied and shall also affirm that no other assets are reasonably available to meet the emergency.

(d)	The Company shall consider applicable regulatory standards in assessing whether to grant a request for a Hardship Withdrawal.